BNY Mellon 2Q18 Earnings Release

News Release

BNY MELLON REPORTS SECOND QUARTER 2018 EARNINGS OF
$1.06 BILLION OR $1.03 PER COMMON SHARE

Revenue up 5%	EPS up 17%	ROE 11% ROTCE 23% (a)	CET1 11.0% SLR 6.2%

NEW YORK, July 19, 2018 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Net income applicable to common shareholders (in millions)	$1,055	$1,135	$926	(7)%	14%
Diluted earnings per common share	$1.03	$1.10	$0.88	(6)%	17%

Second Quarter Results

Total revenue of $4.1 billion, increased 5%

•	Fee revenue increased 3%

•	Net interest revenue increased 11%

Total noninterest expense of $2.7 billion, increased 3%

•	Weaker U.S. dollar and real estate consolidation increased expenses ~ 2%

•	Investments in technology were partially offset by decreases in other expenses

Investment Services

•	Total revenue increased 8%

•	Income before taxes increased 20%

•	Record AUC/A of $33.6 trillion, up 8%

Investment Management

•	Total revenue increased 3%

•	Income before taxes increased 11%

•	AUM of $1.8 trillion, up 2%

Returned $895 million to common shareholders

•	Repurchased 12 million common shares for $651 million

•	Paid $244 million in dividends to common shareholders

•	Authorized to repurchase $2.4 billion of common shares through 2Q19 and increased quarterly dividend 17% to $0.28 per common share in 3Q18

CEO Commentary

“While we continued to benefit from the positive impact of higher interest rates and equity markets, albeit at a more modest pace than last quarter, we again saw some underlying franchise growth. Overall, the company remains strong, with some areas performing better than others,” Charles W. Scharf, chairman and chief executive officer, said.

“We saw pockets of strength, in Investment Services, especially where we have differentiated capabilities such as clearance, collateral management, tri-party repo and liquidity services. Investment Management growth moderated as we saw some softness across the board in our asset flows,” Mr. Scharf continued.

“We remain disciplined and focused on deploying our resources. Currency translation and real estate costs impacted expense growth by 2 percent and, despite an increase in our investment in technology, all other expenses were up modestly,” Mr. Scharf added.

“Following the release of our CCAR results, we are now authorized to repurchase $2.4 billion in common shares by mid-2019, and we increased our common dividend 17 percent starting this quarter. While we were not surprised by the outcome given the severity of the assumptions in this year’s test, our expectations for returning capital to shareholders over time have not changed,” Mr. Scharf also noted.

“We remain focused on driving organic growth across our businesses. The opportunities in our new business pipeline are encouraging. We are confident that we are taking the right actions to realize them and expect the results to build over time,” Mr. Scharf concluded.

Investor Relations: Valerie Haertel (212) 635-8529	Media Relations: Jennifer Hendricks Sullivan (212) 635-1374
(a) For information on this Non-GAAP measure, see “Supplemental information - Explanation of GAAP and Non-GAAP financial measures” beginning on page 11.
Note: Above comparisons are 2Q18 vs. 2Q17.

BNY Mellon 2Q18 Earnings Release

CONSOLIDATED SECOND QUARTER 2018 FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts; common shares in thousands)				2Q18 vs.
	2Q18	1Q18	2Q17	1Q18		2Q17
Fee revenue	$3,209	$3,319	$3,120	(3)%		3%
Net securities gains (losses)	1	(49)	—	N/M		N/M
Fee and other revenue	3,210	3,270	3,120	(2)		3
Income (loss) from consolidated investment management funds	12	(11)	10	N/M		N/M
Net interest revenue	916	919	826	—		11
Total revenue	4,138	4,178	3,956	(1)		5
Provision for credit losses	(3)	(5)	(7)	N/M		N/M
Noninterest expense	2,747	2,739	2,655	—		3
Income before income taxes	1,394	1,444	1,308	(3)		7
Provision for income taxes	286	282	332	1		(14)
Net income	$1,108	$1,162	$976	(5)%		14%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,055	$1,135	$926	(7)%		14%
Operating leverage (a)				(125	) bps	113	bps
Diluted earnings per common share	$1.03	$1.10	$0.88	(6)%		17%
Average common shares and equivalents outstanding - diluted	1,014,357	1,021,731	1,041,879
Pre-tax operating margin	34%	35%	33%

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
N/M – Not meaningful.
bps – basis points.

KEY DRIVERS (comparisons are 2Q18 vs. 2Q17, unless otherwise stated)

•	Total revenue increased 5% primarily reflecting:

•
Fee revenue increased 3%, primarily reflecting higher equity market values, the favorable impact of a weaker U.S. dollar, higher foreign exchange revenue and growth in collateral management, partially offset by lease-related gains recorded in 2Q17.

•	Net interest revenue increased 11% driven by higher interest rates.

•
Noninterest expense increased 3% primarily reflecting investments in technology, expenses associated with the continued consolidation of our real estate and the unfavorable impact of a weaker U.S. dollar, partially offset by decreases in other expenses.

•	Effective tax rate of 20.5%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	Record assets under custody and/or administration of $33.6 trillion, up 8%, reflecting higher market values and business growth.

•
Assets under management of $1.8 trillion increased 2%, primarily reflecting higher market values and the favorable impact of a weaker U.S. dollar (principally versus the British pound), partially offset by the divestiture of CenterSquare Investment Management (“CenterSquare”), net outflows and other changes.

Capital and liquidity

•	Repurchased 12 million common shares for $651 million and paid $244 million in dividends to common shareholders.

•	Return on common equity (“ROE) of 11%; Return on tangible common equity (“ROTCE”) of 23% (b).

•	Common Equity Tier 1 (“CET1”) ratio – 11.0%.

•	Supplementary leverage ratio (“SLR”) – 6.2%.

•	Average liquidity coverage ratio (“LCR”) – 118%.

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q18 Earnings Release

INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q18 vs.
	2Q18	1Q18	2Q17	1Q18	2Q17
Total revenue by line of business:
Asset Servicing	$1,520	$1,519	$1,378	—%	10%
Pershing	558	581	547	(4)	2
Issuer Services	431	418	398	3	8
Treasury Services	329	321	311	2	6
Clearance and Collateral Management	269	255	242	5	11
Total revenue by line of business	3,107	3,094	2,876	—	8
Provision for credit losses	1	(7)	(3)	N/M	N/M
Noninterest expense	1,967	1,949	1,927	1	2
Income before taxes	$1,139	$1,152	$952	(1)%	20%

Pre-tax operating margin	37%	37%	33%

Foreign exchange revenue	$172	$169	$145	2%	19%
Securities lending revenue	$55	$48	$42	15%	31%

Metrics:
Average loans	$38,002	$39,200	$40,931	(3)%	(7)%
Average deposits	$203,064	$214,130	$200,417	(5)%	1%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$33.6	$33.5	$31.1	—%	8%
Market value of securities on loan at period end (in billions) (b)	$432	$436	$336	(1)%	29%

Pershing
Average active clearing accounts (U.S. platform) (in thousands)	6,080	6,075	6,159	—%	(1)%
Average long-term mutual fund assets (U.S. platform)	$512,645	$514,542	$480,532	—%	7%
Average investor margin loans (U.S. platform)	$10,772	$10,930	$9,812	(1)%	10%

Clearance and Collateral Management
Average tri-party collateral management balances (in billions)	$2,801	$2,698	$2,498	4%	12%

(a)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.4 trillion at June 30, 2018, $1.3 trillion at March 31, 2018 and $1.2 trillion at June 30, 2017.

(b)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $70 billion at June 30, 2018, $73 billion at March 31, 2018 and $66 billion at June 30, 2017.

KEY DRIVERS

•
Total revenue increased both year-over-year and sequentially. Net interest revenue increased in most businesses, primarily driven by higher interest rates. The drivers of fee revenue by line of business are indicated below.

•
Asset Servicing - The year-over-year increase primarily reflects higher net interest revenue, foreign exchange and securities lending volumes, equity market values and the favorable impact of a weaker U.S. dollar.

•
Pershing - The year-over-year increase primarily reflects higher net interest revenue and higher fees due to growth in long-term mutual fund balances, partially offset by the impact of lost business. The sequential decrease was primarily driven by lower clearance revenue.

•	Issuer Services - Both increases primarily reflect higher net interest revenue in Corporate Trust and higher Depositary Receipts revenue.

•	Treasury Services - Both increases primarily reflect higher net interest revenue and payment volumes.

•	Clearance and Collateral Management - Both increases primarily reflect growth in collateral management, higher clearance volumes and net interest revenue.

•
Noninterest expense increased year-over-year primarily driven by investments in technology and the unfavorable impact of a weaker U.S. dollar. The sequential increase primarily reflects investments in technology and business development expenses.

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BNY Mellon 2Q18 Earnings Release

INVESTMENT MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					2Q18 vs.
	2Q18	1Q18		2Q17	1Q18	2Q17
Total revenue by line of business:
Asset Management	$702	$770		$683	(9)%	3%
Wealth Management	316	318		303	(1)	4
Total revenue by line of business	1,018	1,088		986	(6)	3
Provision for credit losses	2	2		—	N/M	N/M
Noninterest expense	697	705		698	(1)	—
Income before taxes	$319	$381		$288	(16)%	11%

Pre-tax operating margin	31%	35%		29%
Adjusted pre-tax operating margin – Non-GAAP (a)	35%	39%		33%

Metrics:
Average loans	$16,974	$16,876		$16,560	1%	3%
Average deposits	$14,252	$13,363		$14,866	7%	(4)%

Wealth Management client assets (in billions) (current period is preliminary) (b)	$254	$246		$239	3%	6%

Changes in AUM (in billions) (current period is preliminary): (c)
Beginning balance of AUM	$1,868	$1,893		$1,727
Net (outflows) inflows:
Long-term strategies:
Equity	(3)	—		(2)
Fixed income	(4)	7		2
Liability-driven investments, including currency overlay	2	13		15
Multi-asset and alternative investments	(3)	(3)		1
Total long-term active strategies (outflows) inflows	(8)	17		16
Index	(7)	(13)		(13)
Total long-term strategies (outflows) inflows	(15)	4		3
Short term strategies:
Cash	(11)	(14)		11
Total net (outflows) inflows	(26)	(10)		14
Net market impact	17	(14)		1
Net currency impact	(53)	29		29
Divestiture/Other	(1)	(30)	(d)	—
Ending balance of AUM	$1,805	$1,868		$1,771	(3)%	2%

(a)
Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation of this Non-GAAP measure. In 1Q18, the adjusted pre-tax margin – Non-GAAP for prior periods was restated to include amortization of intangible assets and the provision for credit losses.

(b)	Includes AUM and AUC/A in the Wealth Management business.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Primarily reflects a change in methodology beginning in 1Q18 to exclude AUM related to equity method investments as well as the CenterSquare divestiture.

KEY DRIVERS

•	Total revenue increased year-over-year and decreased sequentially.

•
Asset Management - The year-over-year increase reflects higher equity market values and the favorable impact of a weaker U.S. dollar (principally versus the British pound), partially offset by the divestiture of CenterSquare and the impact of net outflows. The sequential decrease primarily reflects lower performance fees and the gain on the divestiture of CenterSquare recorded in 1Q18.

•	Wealth Management - The year-over-year increase primarily reflects higher equity market values, partially offset by lower net interest revenue.

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BNY Mellon 2Q18 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	2Q18	1Q18	2Q17
Fee revenue	$40	$57	$113
Net securities gains (losses)	1	(49)	—
Total fee and other revenue	41	8	113
Net interest (expense)	(35)	(1)	(22)
Total revenue	6	7	91
Provision for credit losses	(6)	—	(4)
Noninterest expense	81	87	28
(Loss) income before taxes	$(69)	$(80)	$67

KEY DRIVERS

•
Fee revenue decreased year-over-year primarily reflecting the lease-related gains recorded in 2Q17 and lower income from corporate/bank-owned life insurance. The sequential decrease primarily reflects lower asset-related gains.

•	Net interest expense increased year-over-year and sequentially primarily resulting from corporate treasury activity.

•	Both comparisons of noninterest expense were impacted by investments in technology and expenses associated with the continued consolidation of our real estate.

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BNY Mellon 2Q18 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital and liquidity ratios are shown in the following table.

Capital and liquidity ratios	June 30, 2018	March 31, 2018	Dec. 31, 2017
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	11.0%	10.7%	10.3%
Tier 1 capital ratio	13.1%	12.7%	12.3%
Total capital ratio	13.9%	13.4%	13.0%
Tier 1 leverage ratio	6.7%	6.5%	6.4%
SLR	6.2%	5.9%	5.9%
BNY Mellon shareholders’ equity to total assets ratio	11.8%	11.2%	11.1%
BNY Mellon common shareholders’ equity to total assets ratio	10.8%	10.2%	10.1%

Average LCR	118%	116%	118%

Book value per common share (c)	$37.97	$37.78	$37.21
Tangible book value per common share – Non-GAAP (c)	$19.00	$18.78	$18.24
Cash dividends per common share	$0.24	$0.24	$0.24
Common dividend payout ratio	23%	22%	22%
Closing stock price per common share	$53.93	$51.53	$53.86
Market capitalization (in millions)	$53,927	$52,080	$54,584
Common shares outstanding (in thousands)	999,945	1,010,676	1,013,442

(a)
Regulatory capital ratios for June 30, 2018 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for the periods noted above was the Advanced Approaches.

(b)
Regulatory capital ratios for Dec. 31, 2017 are presented on a fully phased-in basis. On a transitional basis at Dec. 31, 2017, the CET1 ratio was 10.7%, the Tier 1 capital ratio was 12.7%, the Total capital ratio was 13.4%, the Tier 1 leverage ratio was 6.6% and the SLR was 6.1%.

(c)
Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 11 for the reconciliation of this Non-GAAP measure.

KEY POINTS

•
CET1 capital totaled $18.4 billion at June 30, 2018, an increase of $52 million compared with March 31, 2018. The increase primarily reflects capital generated through earnings, partially offset by capital deployed through common stock repurchased and payments of dividends, as well as foreign currency translation adjustments.

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BNY Mellon 2Q18 Earnings Release

NET INTEREST REVENUE

Net interest revenue				2Q18 vs.
(dollars in millions; not meaningful - N/M)	2Q18	1Q18	2Q17	1Q18		2Q17
Net interest revenue	$916	$919	$826	—		11%
Add: Tax equivalent adjustment	5	6	12	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$921	$925	$838	—		10%

Net interest margin	1.26%	1.22%	1.14%	4	bps	12	bps
Net interest margin (FTE) – Non-GAAP (a)	1.26%	1.23%	1.16%	3	bps	10	bps

Selected average balances:
Cash/interbank investments	$113,475	$120,821	$111,021	(6)%		2%
Trading account securities	3,784	4,183	2,455	(10)		54
Securities	117,761	118,459	117,227	(1)		—
Loans	57,066	58,606	58,793	(3)		(3)
Interest-earning assets	292,086	302,069	289,496	(3)		1
Interest-bearing deposits	152,799	155,704	142,336	(2)		7
Federal funds purchased and securities sold under repurchase agreements	18,146	18,963	17,970	(4)		1
Long-term debt	28,349	28,407	27,398	—		3
Other interest-bearing liabilities	23,815	23,920	25,233	—		(6)
Interest-bearing liabilities	223,109	226,994	212,937	(2)		5
Noninterest-bearing deposits	64,768	71,005	73,886	(9)		(12)

Selected average yields/rates: (b)
Cash/interbank investments	1.48%	1.13%	0.67%
Trading account securities	3.10	2.62	2.85
Securities	2.16	2.03	1.72
Loans	3.32	2.90	2.44
Interest-earning assets	2.14	1.85	1.47

Interest-bearing deposits	0.45	0.30	0.09
Federal funds purchased and securities sold under repurchase agreements	3.48	2.29	0.84
Long-term debt	3.06	2.49	1.87
Other interest-bearing liabilities	1.47	1.04	0.41
Interest-bearing liabilities	1.14	0.82	0.42

Average cash/interbank investments as a percentage of average interest-earning assets	39%	40%	38%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	22%	24%	26%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Yields/rates include the impact of interest rate hedging activities.
bps – basis points.

KEY DRIVERS

•	Net interest revenue increased year-over-year, primarily reflecting higher interest rates. The sequential decrease was primarily driven by lower deposits, partially offset by higher interest rates.

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BNY Mellon 2Q18 Earnings Release

NONINTEREST EXPENSE

Noninterest expense				2Q18 vs.
(dollars in millions)	2Q18	1Q18	2Q17	1Q18	2Q17
Staff	$1,489	$1,576	$1,432	(6)%	4%
Professional, legal and other purchased services	328	291	319	13	3
Software and equipment	266	234	232	14	15
Net occupancy	156	139	140	12	11
Sub-custodian and clearing	110	119	108	(8)	2
Distribution and servicing	106	106	104	—	2
Business development	62	51	63	22	(2)
Bank assessment charges	47	52	59	(10)	(20)
Amortization of intangible assets	48	49	53	(2)	(9)
Other	135	122	145	11	(7)
Total noninterest expense	$2,747	$2,739	$2,655	—%	3%

KEY DRIVERS

•
The year-over-year increase in total noninterest expense primarily reflects investments in technology, which impacted staff, professional, legal and other purchased services and software and equipment expenses. The-year-over-year increase also reflects the unfavorable impact of a weaker U.S. dollar and expenses associated with the continued consolidation of our real estate.

•
The sequential increase in total noninterest expense primarily reflects investments in technology and expenses associated with the continued consolidation of our real estate. These expenses were partially offset by lower staff expense, primarily driven by the impact of vesting of long-term stock awards for retirement eligible employees recorded in 1Q18, and the favorable impact of a stronger U.S. dollar.

•	The total cost of relocating our corporate headquarters is estimated to be $75 million, of which $12 million was recorded in 2Q18. We expect to record the remaining expense in 4Q18.

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BNY Mellon 2Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Fee and other revenue
Investment services fees:
Asset servicing	$1,157	$1,168	$1,085	$2,325	$2,148
Clearing services	392	414	394	806	770
Issuer services	266	260	241	526	492
Treasury services	140	138	140	278	279
Total investment services fees	1,955	1,980	1,860	3,935	3,689
Investment management and performance fees	910	960	879	1,870	1,721
Foreign exchange and other trading revenue	187	209	165	396	329
Financing-related fees	53	52	53	105	108
Distribution and servicing	34	36	41	70	82
Investment and other income	70	82	122	152	199
Total fee revenue	3,209	3,319	3,120	6,528	6,128
Net securities gains (losses)	1	(49)	—	(48)	10
Total fee and other revenue	3,210	3,270	3,120	6,480	6,138
Operations of consolidated investment management funds
Investment income (loss)	13	(11)	10	2	47
Interest of investment management fund note holders	1	—	—	1	4
Income (loss) from consolidated investment management funds	12	(11)	10	1	43
Net interest revenue
Interest revenue	1,553	1,381	1,052	2,934	2,012
Interest expense	637	462	226	1,099	394
Net interest revenue	916	919	826	1,835	1,618
Total revenue	4,138	4,178	3,956	8,316	7,799
Provision for credit losses	(3)	(5)	(7)	(8)	(12)
Noninterest expense
Staff (a)	1,489	1,576	1,432	3,065	2,920
Professional, legal and other purchased services	328	291	319	619	632
Software and equipment	266	234	232	500	455
Net occupancy	156	139	140	295	276
Sub-custodian and clearing (b)	110	119	108	229	211
Distribution and servicing	106	106	104	212	204
Business development	62	51	63	113	114
Bank assessment charges	47	52	59	99	116
Amortization of intangible assets	48	49	53	97	105
Other (a)(b)(c)	135	122	145	257	264
Total noninterest expense	2,747	2,739	2,655	5,486	5,297
Income
Income before income taxes	1,394	1,444	1,308	2,838	2,514
Provision for income taxes	286	282	332	568	601
Net income	1,108	1,162	976	2,270	1,913
Net (income) loss attributable to noncontrolling interests (includes $(7), $11, $(3), $4 and $(21) related to consolidated investment management funds, respectively)	(5)	9	(1)	4	(16)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,103	1,171	975	2,274	1,897
Preferred stock dividends	(48)	(36)	(49)	(84)	(91)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,055	$1,135	$926	$2,190	$1,806

(a)
In 1Q18, we adopted new accounting guidance included in ASU 2017-07, Compensation-Retirement Benefits - Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which required the reclassification of the components of pension and other post-retirement costs, other than the service cost component. As a result, staff expense increased and other expense decreased. Prior periods have been reclassified.

(b)	Beginning in 1Q18, clearing expense, which was previously included in other expense, was included with sub-custodian expense. Prior periods have been reclassified.

(c)
Beginning in 1Q18, M&I, litigation and restructuring charges are no longer separately disclosed. Expenses previously reported in this line have been reclassified to existing expense categories, primarily other expense.

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BNY Mellon 2Q18 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,055	$1,135	$926	$2,190	$1,806
Less: Earnings allocated to participating securities	7	8	13	15	27
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$1,048	$1,127	$913	$2,175	$1,779

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
(in thousands)
Basic	1,010,179	1,016,797	1,035,829	1,013,507	1,038,479
Diluted	1,014,357	1,021,731	1,041,879	1,018,020	1,044,809

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
(in dollars)
Basic	$1.04	$1.11	$0.88	$2.15	$1.71
Diluted	$1.03	$1.10	$0.88	$2.14	$1.70

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BNY Mellon 2Q18 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis, as a supplement to GAAP information. Tangible common shareholders’ equity excludes goodwill and intangible assets, net of deferred tax liabilities. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented the operating margin for the Investment Management business net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. BNY Mellon believes that this measure is useful when evaluating the performance of the Investment Management business relative to industry competitors.

The following table presents the reconciliation of the return on common equity and tangible common equity.

Return on common equity and tangible common equity reconciliation
(dollars in millions)	2Q18	1Q18	2Q17
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,055	$1,135	$926
Add: Amortization of intangible assets	48	49	53
Less: Tax impact of amortization of intangible assets	11	12	19
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,092	$1,172	$960

Average common shareholders’ equity	$37,750	$37,593	$35,862
Less: Average goodwill	17,505	17,581	17,408
Average intangible assets	3,341	3,397	3,532
Add: Deferred tax liability – tax deductible goodwill (a)	1,054	1,042	1,542
Deferred tax liability – intangible assets (a)	709	716	1,095
Average tangible common shareholders’ equity – Non-GAAP	$18,667	$18,373	$17,559

Return on common equity (annualized) – GAAP	11.2%	12.2%	10.4%
Return on tangible common equity (annualized) – Non-GAAP	23.5%	25.9%	21.9%

(a)	Deferred tax liabilities for 2Q17 are based on fully phased-in U.S. capital rules.

The following table presents the reconciliation of the book value and tangible book value per common share.

Book value and tangible book value per common share reconciliation	June 30, 2018	March 31, 2018	Dec. 31, 2017
(dollars in millions except common shares)
BNY Mellon shareholders’ equity at period end – GAAP	$41,505	$41,728	$41,251
Less: Preferred stock	3,542	3,542	3,542
BNY Mellon common shareholders’ equity at period end – GAAP	37,963	38,186	37,709
Less: Goodwill	17,418	17,596	17,564
Intangible assets	3,308	3,370	3,411
Add: Deferred tax liability – tax deductible goodwill (a)	1,054	1,042	1,034
Deferred tax liability – intangible assets (a)	709	716	718
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$19,000	$18,978	$18,486

Period-end common shares outstanding (in thousands)	999,945	1,010,676	1,013,442

Book value per common share – GAAP	$37.97	$37.78	$37.21
Tangible book value per common share – Non-GAAP	$19.00	$18.78	$18.24

(a)	Deferred tax liabilities for 2Q17 are based on fully phased-in U.S. capital rules.

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BNY Mellon 2Q18 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin reconciliation - Investment Management business
(dollars in millions)	2Q18	1Q18	2Q17
Income before income taxes – GAAP	$319	$381	$288

Total revenue – GAAP	$1,018	$1,088	$986
Less: Distribution and servicing expense	103	110	104
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$915	$978	$882

Pre-tax operating margin – GAAP (a)	31%	35%	29%
Adjusted pre-tax operating margin, net of distribution and servicing expense – Non-GAAP (a)	35%	39%	33%
(a)    Income before taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our capital plans, strategic priorities, financial goals, driving organic growth, expenses associated with the consolidation of our real estate and the timing of such expenses, business opportunities, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “future” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of July 19, 2018, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries. As of June 30, 2018, BNY Mellon had $33.6 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 2Q18 Earnings Release

CONFERENCE CALL INFORMATION

Charles W. Scharf, Chairman and Chief Executive Officer, and Michael P. Santomassimo, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 19, 2018. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 678511, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on July 19, 2018. Replays of the conference call and audio webcast will be available beginning July 19, 2018 at approximately 2 p.m. EDT through Aug. 19, 2018 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 4968536. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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